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EXHIBIT 10.2


                                    AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT

         THIS AMENDMENT to Loan and Security Agreement (this "Amendment") is entered into this 12th day of December 2007, by and between Silicon Valley Bank ("Bank") and I/O Magic Corporation, a Nevada corporation and IOM Holdings, Inc., a Nevada corporation (jointly and severally, the "Borrower") whose address is 4 Marconi, Irvine, California 92618.

                                    RECITALS

         A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of January 29, 2007 (as the same may from time to time be amended, modified, supplemented or restated, the "Loan Agreement").

         B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

         C. Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein.

                                    AGREEMENT

         Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

         2. AMENDMENTS TO LOAN AGREEMENT.

                  2.1 LIMITED WAIVER REGARDING MINIMUM TANGIBLE NET WORTH FINANCIAL COVENANT DEFAULT. Borrower has advised Bank that Borrower has failed to comply with the Minimum Tangible Net Worth Financial Covenant set forth in
Section 6.9(a) of the Loan Agreement for the compliance period ending September 30, 2007 (the "Minimum TNW Covenant Default"). Bank and Borrower agree that the Borrower's Minimum TNW Covenant Default is hereby waived. It is understood by the parties hereto, however, that such waiver does not constitute a waiver of any other provision or term of the Loan Agreement or any related document, nor an agreement to waive in the future this covenant or any other provision or term of the Loan Agreement or any related document.

                  2.2 MODIFIED INTEREST RATE. Section 2.3(a) is amended in its entirety and replaced with the following:


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                  (a) INTEREST RATE; ADVANCES. Subject to Section 2.3(b), the
                  amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the Prime Rate plus two and one-half percent (2.50%), which interest shall be payable monthly in arrears. Notwithstanding the foregoing, after the Borrower executes a strategic alliance share purchase agreement ("SASPA"), acceptable to Bank in its good faith business judgment, and evidence thereof is received by Bank, then the amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the Prime Rate plus two percent (2.00%), which interest shall be payable monthly in arrears; provided, further, however, that upon Borrower's receipt of initial funds as provided for under the SASPA, then the amounts outstanding under the Revolving Line shill accrue interest at a per annum rate equal to the Prime Rate plus one percent (1.00%), which interest shall be payable monthly in arrears.

                  2.3 MODIFIED AUDITS. The second sentence of Section 6.6 of the Loan Agreement that currently reads as follows:

                  The parties contemplate that such audits will be performed no more frequently than three (3) times per year, but nothing herein restricts Bank's right to conduct such audits more frequently if (i) Bank believes that it is advisable to do so in Bank's good faith business judgment, or (ii) Bank believes in good faith that a Default or Event of Default has occurred.

is hereby modified to read as follows:

                  The parties contemplate that such audits will be performed no more frequently than four (4) times per year, but nothing herein restricts Bank's right to conduct such audits more frequently if (1) Bank believes that it is advisable to do so in Bank's good faith business judgment, or (ii) Bank believes in good faith that a Default or Event of Default has occurred.

                  2.4 MODIFIED TANGIBLE NET WORTH FINANCIAL COVENANT. Section 6.9(a) of the Loan Agreement is amended in its entirety and replaced with the following:

                  (a) TANGIBLE NET WORTH. A Tangible Net Worth of at least the following:

                  For the month ending February 28, 2007 and each month ending thereafter: $3,500,000 ("MINIMUM TANGIBLE NET WORTH") plus (1) 50% of all consideration received after the date hereof for equity securities and subordinated debt of the Borrower, plus
                  (ii) 50% of the Borrower's net income in each fiscal quarter



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                  ending after the date hereof. Increases in the Minimum
                  Tangible Net Worth based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth be decreased.

                  2.5 SECTION 13 (DEFINITIONS). The following terms and their respective definitions set forth in SECTION 13.1 are amended in their entirety and replaced with the following:

                  "BORROWING BASE" is (a) 60% of Eligible Accounts, plus (b) the lesser of: (I) 20% of the value of Borrower's Eligible Inventory (valued at the lower of cost or wholesale fair market value) or (II) $750,000 (provided that on and after March 30, 2008, such amount shall be $0.00) or (III) 33% of the Eligible Accounts, as determined by Bank from Borrower's most recent Transaction Report; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

                  "MAXIMUM DOLLAR AMOUNT" is $7,000,000.

         3. LIMITATION OF AMENDMENTS.

                  3.1 The amendments set forth in SECTION 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other tens or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

                  3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terns, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

         4. REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

                  4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;


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                  4.2 Borrower has the power and authority to execute and
deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

                  4.3 The organizational documents of Borrower delivered to Bank on the Effective. Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

                  4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

                  4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

                  4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

                  4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

         5. COUNTERPARTS. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         6. EFFECTIVENESS. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and
(b) Borrower's payment of an amendment fee in an amount equal to $20,000.


                            [Signature page follows.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK                                     BORROWER

Silicon Valley Bank                      I/O Magic Corporation


By: /s/ Derek R. Brunelle                By:  /s/ Thomas L. Gruber
    ----------------------------              ------------------------------
Name:   Derek R. Brunelle,               Name:    Thomas L. Gruber
Title:  Vice President                   Title:   CFO

                                         BORROWER

                                         IOM Holdings, Inc.


                                         By:  /s/ Tony Shahbaz
                                              ------------------------------
                                         Name:    Tony Shahbaz
                                         Title:   President


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